Exhibit 99.5

To:	[INSERT INDIVIDUAL PARTNER NAME]
From:
Date:
Subject:	Plan to change corporate structure

Dear [INSERT INDIVIDUAL PARTNER NAME]:

Today Rowan Companies announced a plan to change the Company’s corporate structure to enhance its long-term competitive position as a global contract driller.

An important part of the plan includes changing our legal domicile from Delaware to the United Kingdom (U.K.), where, as many of you know, we already have substantial and growing operations. [For U.S. businesses] Please note that our U.S. business and operations will experience no changes as a result of this action.

As you certainly know, the offshore drilling industry is now a global business, and this change is part of our ongoing evolution to bring us closer to our customers and business partners around the world. Our U.K. management team already oversees operations that will represent our largest source of revenue this year. This transaction reflects our commitment to further enhancing our global operations management and communications. The U.K. is centrally located between our second and third largest regions, the Middle East and the Gulf of Mexico, and senior members of our management team have been based in the U.K. for more than three decades. They currently manage operations in the North Sea and will manage future operations in Egypt. Therefore, this change in our structure is expected to improve our ability to serve your needs more efficiently and effectively.

I look forward to communicating additional details to you in the future as our efforts move forward. We value our relationship and appreciate your continued support.

Sincerely,

* * *

This communication relates to a proposed plan to change the Company’s corporate structure through a merger. Rowan UK has filed with the SEC a registration statement on Form S-4, which contains a preliminary proxy statement/prospectus in connection with the proposed merger, and each of Rowan and Rowan UK will be filing other relevant materials with the SEC in connection with the transaction. Once the registration statement is declared effective by the SEC, Rowan will mail to its stockholders a definitive proxy statement/prospectus regarding the proposed change in corporate structure and related transactions. The Company urges stockholders and investors to read carefully the proxy statement/prospectus (and any other document that the Company or Rowan UK – including participants in its equity-based incentive compensation plans—subsequently files with the SEC) before making any voting or investment decision about the proposed merger, because they contain important information about the Company, Rowan UK and the proposed merger and related transactions. Stockholders and investors may obtain these documents, as well as other filings containing information about Rowan and Rowan UK, for free at the SEC’s website, www.sec.gov, and Rowan’s website, www.rowancompanies.com, under the “Investor Relations” heading by accessing the “SEC filings” link.

Rowan, Rowan UK and their directors and executive officers and certain other members of management and employees, as well as Innisfree M&A Incorporated (Rowan’s proxy solicitor), may be deemed to be participants in the solicitation of proxies in respect of the proposed change in corporate structure. Information about the directors and executive officers of the Company and their ownership in Rowan is included in the registration statement filed with the SEC and the documents and information incorporated by reference therein. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of the documents by accessing the SEC’s and Rowan’s website as described above.

This communication contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the proposed change in corporate structure as well as statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations, including changes in tax laws, whether our stockholders approve the merger (and related transactions) and whether we achieve the benefits we expect from the proposed change in our corporate structure. Other relevant factors have been and will be disclosed in the Company’s filings with the SEC.